EXHIBIT 5

THIS WARRANT AND THE SHARES OF NON-VOTING COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.
THIS WARRANT AND THE SHARES OF NON-VOTING COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF MAY 17, 1996 AMONG POSSIBLE DREAMS, LTD., P.D. HOLDINGS, INC. AND THE STOCKHOLDERS AND WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH IS ON FILE WITH POSSIBLE DREAMS, LTD.

                            Dated:  May 17, 1996


                                     WARRANT

              To Purchase 250 Shares of Non-Voting Common Stock of

                              POSSIBLE DREAMS, LTD.

                              Expiring May 17, 2006


        THIS IS TO CERTIFY THAT, for value received, NATIONSCREDIT COMMERCIAL CORPORATION or registered assigns ("Holder") is entitled to purchase from POSSIBLE DREAMS, LTD., a Delaware corporation (the "Company"), at any time or from time to time after 9:00 a.m., New York City time, on the date hereof and prior to 5:00 p.m., New York City time, on the earlier of May 17, 2006 and the Business Day preceding the date of redemption of this Warrant, at the place where the Warrant Agency is located, at the Exercise Price, the number of shares of Class B Common Stock, par value $0.01 per share (the "Non-Voting Common Stock") of the Company shown above, all subject to adjustment and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

        This Warrant is one of one or more warrants (the "Warrants") of the same form and having the same terms as this Warrant, entitling the holders initially to purchase up to an aggregate of 250 shares of Non-Voting Common Stock. The Warrants have been issued pursuant to the Credit Agreement dated as of May 17, 1996 (as amended from time to time, the "Credit Agreement") among the Company, P.D. Holdings, Inc., a Delaware corporation ("Holdings"), the Lenders listed on the signature pages thereof and NationsCredit Commercial Corporation ("NationsCredit"), as Agent, and the Holder is entitled to certain benefits as set forth therein and to certain benefits described in the Warrantholders Rights Agreement. The Company shall keep a copy of the Credit Agreement and the Warrantholders Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

        Certain terms used in this Warrant are defined in Article VI.


                                    ARTICLE I

                              EXERCISE OF WARRANTS


        1.1.  Method of Exercise.  To exercise this Warrant in whole or in part,
              ------------------
the Holder shall deliver on any Business Day to the Company, at the Warrant Agency, (a) this Warrant, (b) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Non-Voting Common Stock to be purchased (which shall be a whole number of shares if for less than all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, to be specified in such notice, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by receiving from the Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised; provided that the Holder may
                                                    --------
make payment as set forth in clause (b) only if at the time this Warrant is being exercised the Common Stock is listed or admitted for trading on a national securities exchange or is traded in the over-the-counter market.

        The Company shall, as promptly as practicable and in any event within seven days after receipt of such documents and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Non-Voting Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 1.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Non-Voting Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

        1.2.  Shares to be Fully Paid and Nonassessable.  All shares of Non-
              -----------------------------------------
Voting Common Stock issued upon the exercise of this Warrant and all shares of Voting Common Stock issued upon the conversion of such Non-Voting Common Stock shall be validly issued, fully paid and nonassessable and, if such class of Common Stock is then listed on any national securities exchange (as defined in the Exchange Act) or quoted on NASDAQ, shall be duly listed or quoted thereon, as the case may be.

        1.3.  No Fractional Shares Required to be Issued.  The Company shall not
              ------------------------------------------
be required to issue fractions of shares of Non-Voting Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon final exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the Fair Market Value of the Company per share of outstanding Common Stock on the Business Day immediately prior to the date of such exercise.

        1.4.  Share Legend.  Each certificate for shares of Non-Voting Common
              ------------
Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

        "This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered under said Act and any applicable state securities laws or unless an exemption from such registration is available. This security is also subject to and has the benefit of a Warrantholders Rights Agreement dated as of May 17, 1996 among Possible Dreams, Ltd., P.D. Holdings, Inc. and the Stockholders and Warrantholders listed on the signature pages thereof, copies of which are on file with Possible Dreams, Ltd."

        Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities
Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

        1.5.  Reservation.  The Company has duly reserved and will keep
              -----------
available for issuance upon exercise of the Warrants the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding and the total number of shares of Voting Common Stock deliverable upon conversion of such Warrant Shares to Voting Common Stock. The Company will not change the Non-Voting Common Stock from par value $0.01 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Non-Voting Common Stock upon any event described in Article IV that provides for an increase in the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased, but only to the extent that such increase in the number of shares, together with all other such increases after the date hereof, causes the aggregate Exercise Price of all Warrants (without giving effect to any exercise or redemption thereof) to be greater than $1,000.

                                   ARTICLE II

                     WARRANT AGENCY; TRANSFER, EXCHANGE AND
                             REPLACEMENT OF WARRANTS


        2.1.  Warrant Agency.  As long as any of the Warrants remain
              --------------
outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the "Warrant Agency") at its address set forth in the Credit Agreement or at such other address as the Company shall specify by notice to all Warrantholders.

        2.2.  Ownership of Warrant.  The Company may deem and treat the person
              --------------------
in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

        2.3.  Transfer of Warrant.  The Company agrees to maintain at the
              -------------------
Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

        2.4.  Division or Combination of Warrants.  This Warrant may be divided
              -----------------------------------
or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

        2.5.  Loss, Theft, Destruction of Warrant Certificates.  Upon receipt of
              ------------------------------------------------
evidence satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (it being understood and agreed that if the holder of such Warrant is NationsCredit, then a written agreement of indemnity given by NationsCredit alone shall be satisfactory to the Company and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Non-Voting Common Stock.

        2.6.  Expenses of Delivery of Warrants.  The Company shall pay all
              --------------------------------
expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.


                                   ARTICLE III

                                 CERTAIN RIGHTS


        3.1.  Rights and Obligations under the Warrantholders Rights Agreement.
              ----------------------------------------------------------------
This Warrant is entitled to the benefits and subject to the terms of the Warrantholders Rights Agreement dated as of May 17, 1996 among the Company, Holdings and the Stockholders and Warrantholders listed on the signature pages thereof (as amended from time to time, the "Warrantholders Rights Agreement"). The Company shall keep or cause to be kept a copy of the Warrantholders Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

        3.2.  Determination of Fair Market Value.  Subject to Section 3.3
              ----------------------------------
hereof, each determination of Fair Market Value hereunder shall be made in good faith by the Company. Upon each determination of Fair Market Value by the Company hereunder, the Company shall promptly give notice thereof to all Warrantholders, setting forth in reasonable detail the calculation of such Fair Market Value and the method and basis of determination thereof (the "Company Determination").

        3.3.  Contest and Appraisal Rights.  (a)  If the holders of Warrants
              ----------------------------
entitling such holders to purchase a majority of the Non-Voting Common Stock subject to purchase upon exercise of Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary (as defined in the Credit Agreement) or Affiliate (as defined in the Credit Agreement) thereof (the "Required Interest") shall disagree with the Company Determination and shall by notice to the Company given within 30 days after the Company's notice of the Company Determination (an "Appraisal Notice") elect to dispute the Company Determination, such dispute shall be resolved as set forth in subsection (b) of this Section.

        (b) The Company shall within 30 days after receipt of an Appraisal Notice pursuant to subsection (a) of this Section engage an investment bank or other qualified appraisal firm reasonably acceptable to the Required Interest (the "Appraiser") to make an independent determination of Fair Market Value (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on the Company and all Warrantholders. If the Company Determination and the Appraiser Determination differ by an amount of 10% or less of the Company Determination, then the costs of conducting the appraisal shall be borne equally by the Company and the Warrantholders; if the Company Determination is greater than the Appraiser Determination by more than 10% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Warrantholders; and if the Appraiser Determination is greater than the Company Determination by more than 10% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Company; provided that
                                                                 --------
in each case costs separately incurred by the Company and any Warrantholders shall be separately borne by them.

        3.4.  Board Meetings.  The Company shall give to the Warrantholders
              --------------
notice of all meetings and actions by written consent of its board of directors, at the same time and in the same manner as notice of any meetings of such board is required to be given to directors who do not waive such notice (or, if such meeting requires no notice, then 10 days written notice thereof describing the matters upon which action is to be taken). Warrantholders shall have the right to send, at their expense, two representatives selected by them to each such meeting, who shall be permitted to attend such meeting and any adjournments thereof (other than any portion of such meeting devoted to discussion of the Warrantholders solely in their respective capacities as holders of the Warrants).

       3.5  Financial Statements and Other Information. The Company will, and
            ------------------------------------------
will cause its Subsidiaries to, maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles ("GAAP"), and will deliver to each of the Warrantholders:

        (i) as soon as practicable and in any event within 30 days after the end of each month, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month setting forth in each case in comparative form, for any such financial statements for any month ended on or after June 30, 1997, the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of the Company as fairly presenting in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of the Company, subject to changes resulting from audit and normal year-end adjustments and to the absence of footnotes;

        (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case (except with respect to the consolidated financial statements of the Company as of and for the Fiscal Year ending December 31,
   1996) in comparative form the figures for the previous Fiscal Year, such consolidated financial statements to be certified without qualification by Lefkowitz, Garfinkel, Champi & DeRienzo, P.C., or other independent public accountants of nationally recognized standing;

        (iii) promptly following the filing thereof with the Secretary of State of the State of Delaware, a copy of each amendment to, or restatement of, the Certificate of Incorporation of the Company, and promptly following the adoption thereof by the Company, a copy of each amendment to, or restatement of, the By-laws of the Company;

        (iv) as promptly as practicable following each meeting of the board of directors of the Company, a copy of the minutes of such meeting, and promptly following the execution by all of the directors on the board of directors of the Company, a copy of each unanimous written consent of directors in lieu of a meeting of the board of directors of the Company, in each case, including all exhibits and attachments, if any, to such minutes or unanimous written consents; and

        (v) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Warrantholder.

                                   ARTICLE IV

                             ANTIDILUTION PROVISIONS


        4.1.  Adjustment Generally.  The Exercise Price and the number of shares
              --------------------
of Non-Voting Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV; provided that
                                                                 --------
notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Non-Voting Common Stock, as such par value is reduced from time to time in accordance with Section 1.5.

        4.2.  Common Stock Reorganization.  If the Company shall subdivide its
              ---------------------------
outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Non-Voting Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.


        4.3.  Common Stock Distribution.  (a)  If the Company shall issue, sell
              -------------------------
or otherwise distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which is governed by Section 4.2 hereof) (any such event, including any event described in paragraphs (b) and (c) below, being herein called a "Common Stock Distribution"), for a consideration per share less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution), then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced, if such consideration per share shall be less then the Exercise Price then in effect but not less than such Fair Market Value per share, to the lower of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i) and (ii) below or, if such consideration per share shall be less than such Fair Market Value per share, to the lowest of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i), (ii) and (iii) below:

        (i) if the Company shall receive any consideration for the Common Stock issued, sold or distributed in such Common Stock Distribution, the consideration per share of Common Stock received by the Company upon such issue, sale or distribution;

       (ii) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price, plus (2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

      (iii) by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by such Fair Market Value per share on the date of such Common Stock Distribution, plus
   (B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of
   (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) such Fair Market Value per share on the date of such Common Stock Distribution.

        If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, then, effective at the time such adjustment is made, the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Non-Voting Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such Common Stock Distribution (before giving effect to such Common Stock Distribution). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

        The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant.

        (b) If the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

        (c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price then in effect or less than the Fair Market Value of the Company per share of outstanding Common Stock on a Fully Diluted Basis on the date of such issuance, sale or distribution (before giving effect to such issuance, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

        (d) If (i) the purchase price provided for in any Option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph
(b) or (c) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (d)).

        (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

        (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

        4.4.  Special Dividends.  If the Company shall issue or distribute to
              -----------------
any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "Special Dividend"), (a) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Fair Market Value of the Company per share of outstanding Common Stock as of such effective date less any cash and the then Fair Market Value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Fair Market Value per share and (b) the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Non-Voting Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. No adjustment pursuant to this Section 4.4 shall be made with respect to the declaration or payment of any Restricted Payment (as defined in the Credit Agreement) by the Company in accordance with Section 8.04(a) of the Credit Agreement. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

        4.5.  Capital Reorganizations.  If there shall be any consolidation or
              -----------------------
merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Non-Voting Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall (a) execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders' rights in accordance with this Section 4.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV and (b) provide each Regulation Y Holder with an opinion of counsel reasonably satisfactory to such Regulation Y Holder and such other assurances as any Regulation Y Holder may reasonably request to the effect that the ownership and exercise by any Regulation Y Holder of this Warrant after giving effect to such Capital Reorganization shall not be prohibited by the BHC Act or the regulations thereunder. The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations.

        4.6.  Adjustment Rules.  Any adjustments pursuant to this Article IV
              ----------------
shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Non-Voting Common Stock to be delivered to each Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article IV in respect of the issuance from time to time of shares of Common Stock upon the exercise of any of the Warrants. If the Company shall take a record of the holders of its Common Stock for any purpose referred to in this Article IV, then
(i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article IV in respect of such action.

        4.7.  Proceedings Prior to Any Action Requiring Adjustment.  As a
              ----------------------------------------------------
condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that (a) the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Non-Voting Common Stock which the holders of Warrants are entitled to receive upon exercise thereof and (b) the ownership and exercise of any Warrant by any Regulation Y Holder shall not be prohibited by the BHC Act or the regulations thereunder.

        4.8.  Notice of Adjustment.  Not less than 10 nor more than 30 days
              --------------------
prior to the record date or effective date, as the case may be, of any action which requires or could reasonably be expected to require an adjustment or readjustment pursuant to this Article IV, the Company shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.


                                    ARTICLE V

                PURCHASE, REDEMPTION AND CANCELLATION OF WARRANTS


        5.1.  Purchase of Warrants by the Company.  The Company shall have the
              -----------------------------------
right or obligation to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as set forth below.

        5.2. Mandatory Redemption of Warrants  (a) The Holder may (x) at any
             --------------------------------
time and from time to time on or after the earlier of (i) the fifth anniversary of the Closing Date (as defined in the Credit Agreement) and (ii) repayment in full of all principal of and premium and interest on the Notes (as defined in the Credit Agreement) and the termination of the Commitments under the Credit Agreement and (y) on or within 30 days after the date on which the Company shall have delivered a Refinancing Notice (any such redemption pursuant to this clause
(y), a "Refinancing Redemption"), demand a determination of the Redemption Price (a "Determination Notice") for purposes of this Section 5.2. Within 30 days (or, in the case of a Refinancing Redemption, 5 days) after the receipt of any Determination Notice from the Holder, the Company shall give to the Holder notice of the Redemption Price, including a reasonably detailed description of the method of calculation thereof, determined as of the day of the Determination Notice. At any time within 30 days (or, in the case of a Refinancing Redemption, 15 days) after receipt of notice of the Redemption Price the Holder may demand redemption of this Warrant, in whole or in part, at the Redemption Price by notice to the Company, payable on the thirtieth Business Day after receipt of notice of such demand (or, in the case of a Refinancing Redemption, on the closing date of such refinancing) (any such date, the "Redemption Due Date") in immediately available funds to the Holder upon surrender of this Warrant at the Warrant Agency or, if requested by the Holder, by wire transfer to any account in New York City specified by notice to the Company. Thereupon, the right to purchase shares of Non-Voting Common Stock theretofore represented by this Warrant as to which the Holder has demanded (and the Company may effect) redemption shall terminate, and this Warrant shall represent the right of the Holder to receive the full Redemption Price from the Company in accordance with this Section 5.2(a). The Holder's right to demand redemption of this Warrant pursuant to this Section 5.2(a) shall be referred to hereinafter as the Holder's "Mandatory Redemption Right".

        (b) In addition, on or within 30 days after the date on which the Company shall have delivered a Trigger Notice with respect to a Holdings Trigger Event described in clauses (i), (ii) or (iii) of the definition thereof, by notice to the Company the Holder may demand redemption of this Warrant, in whole or in part, at the Trigger Redemption Price, payable on the day of the consummation of the Holdings Trigger Event with respect to which the Trigger Notice has been delivered in immediately available funds to the Holder upon surrender of this Warrant at the Warrant Agency or, if requested by the Holder, by wire transfer to any account in New York City specified by notice to the Company. Thereupon, the right to purchase shares of Non-Voting Common Stock theretofore represented by this Warrant as to which the Holder has demanded (and the Company may effect) redemption shall terminate, and this Warrant shall represent the right of the Holder to receive the Trigger Redemption Price from the Company in accordance with this Section 5.2(b). The occurrence of a Holdings Trigger Event described in clause (iv) of the definition thereof shall not give the Holder any rights under this Section 5.2(b).

        5.3.  Optional Redemption.  (a) At any time and from time to time prior
              -------------------
to the completion of a Qualified IPO but after the sixth anniversary of the Closing Date (as defined in the Credit Agreement), the Company shall have the right to redeem all, but not less than all, of the outstanding Warrants at the Optional Redemption Price, determined as of the day preceding the notice of redemption. Irrevocable notice of such right of redemption shall be given by the Company to all Warrantholders not more than 30 days nor less than 15 days prior to the date scheduled for redemption, stating the date and price, including a reasonably detailed description of the method of calculation thereof, of redemption. Warrantholders may exercise Warrants until 5:00 p.m., New York City time, on the Business Day preceding the date of redemption set forth in a valid notice of redemption, at which time the right to purchase shares of Non-Voting Common Stock theretofore represented by this Warrant shall terminate, and this Warrant shall represent the right of the Holder to receive the Optional Redemption Price from the Company in immediately available funds upon surrender of this Warrant at the Warrant Agency. If the Optional Redemption Price shall be disputed pursuant to Section 3.3, the Company shall pay to the affected Warrantholders on the redemption date the Optional Redemption Price initially determined by it and shall thereafter make supplemental payment of any increase (and the affected Warrantholder shall remit to the Company any decrease) in the Optional Redemption Price upon resolution of such dispute.

        (b) In addition, on or within 30 days after the date on which the Company shall have delivered a Trigger Notice with respect to a Redemption Transfer, the Company shall have the right to redeem all, but not less than all, of the outstanding Warrants at the Trigger Redemption Price with respect to such Holdings Trigger Event. Irrevocable notice of such right of redemption shall be given by the Company to all Warrantholders not more than 30 days nor less than 15 days prior to the date scheduled for redemption, stating the date of such redemption, which shall be the date of consummation of the Redemption Transfer; provided that such notice of redemption may provide that the obligations of the
- --------
Company to redeem the Warrants shall be conditioned upon the consummation of the Redemption Transfer. Warrantholders may exercise Warrants until 5:00 p.m., New York City time, on the Business Day preceding the date of redemption set forth in a valid notice of redemption, at which time the right to purchase shares of Non-Voting Common Stock theretofore represented by this Warrant shall terminate, and this Warrant shall represent the right of the Holder to receive the Trigger Redemption Price from the Company in immediately available funds upon surrender of this Warrant at the Warrant Agency.

        5.4.  Cancellation of Warrants.  All Warrants purchased, redeemed or
              ------------------------
otherwise acquired by the Company shall thereupon be canceled and retired. The Warrant Agency shall cancel any Warrant surrendered for exercise or registration of transfer or exchange and deliver such canceled Warrants to the Company.

        5.5.  Notice of Refinancing and Holdings Trigger Events.  The Company
              -------------------------------------------------
shall give notice to each of the Warrantholders of (i) any intent by the Company or the Company to refinance in their entirety the Notes (as defined in the Credit Agreement) not less than 60 days prior to the proposed closing date of such refinancing, setting forth such proposed closing date and notifying each Warrantholder of its rights under Section 5.2(a) (such notice, the "Refinancing Notice") and (ii) the proposed occurrence of any Holdings Trigger Event not less than 60 days prior to the proposed date of occurrence of such Holdings Trigger Event, setting forth the date of such proposed event and, if such Holdings Trigger event is an event described in clauses (i), (ii) or (iii) of the definition thereof, notifying each Warrantholder of its rights under Section 5.2(b) (such notice, the "Trigger Notice").


                                   ARTICLE VI

                                   DEFINITIONS


        The following terms, as used in this Warrant, have the following meanings:

        "Adjusted EBITDA" means, for any period, EBITDA for such period plus, to
                                                                        ----
the extent deducted in determining such EBITDA, any fees paid pursuant to the Management Agreement with respect to such period.

        "Appraisal Notice" has the meaning set forth in Section 3.3(a).

        "Appraiser" has the meaning set forth in Section 3.3(b).

        "Appraiser Determination" has the meaning set forth in Section 3.3(b).

        "BHC Act" means the Bank Holding Company Act of 1956, as amended.

        "Business Day" means any day excluding Saturday, Sunday and any day on which banking institutions located in New York are authorized by law or other governmental action to be closed, unless there shall have been an offering of Common Stock registered under the Securities Act, in which case "Business Day" means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

        "Capital Reorganization" has the meaning set forth in Section 4.5.

        "Closing Price" on any day with respect to shares of common stock of any Person means (a) if such common stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case as officially quoted or reported on the principal national securities exchange on which such common stock is listed or admitted to trading, or (b) if such common stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ, the National Quotation Bureau, Inc. or any nationally recognized comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by such Person for such purpose.

        "Common Stock" means the Voting Common Stock or the Non-Voting Common Stock, or both, as the context may require.

        "Common Stock Distribution" has the meaning set forth in Section 4.3(a).


        "Common Stock Reorganization" has the meaning set forth in Section 4.2.

        "Company" has the meaning set forth in the first paragraph of this Warrant.

        "Company Determination" has the meaning set forth in Section 3.2.

        "Consolidated Total Debt" has the meaning specified in the Credit Agreement.

        "Convertible Securities" has the meaning set forth in Section 4.3(b).

        "Credit Agreement" has the meaning set forth in the second paragraph of this Warrant.

        "Determination Notice" has the meaning set forth in Section 5.2(a).

        "EBITDA" has the meaning specified in the Credit Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

        "Exercise Price" means $.01 per share of the Non-Voting Common Stock, subject to adjustment pursuant to Article IV.

        "Fair Market Value" of any Person as at any date of determination shall be the greatest of (i) the Fair Market Value at such date of such Person and its Subsidiaries as a going concern, (ii) the liquidation value at such date of such Person and its Subsidiaries, (iii) the consolidated net worth (or stockholders equity) of such Person and its Subsidiaries as shown on its latest available consolidated balance sheet of such Person and (iv) the result of (A) Adjusted EBITDA for the twelve consecutive months most recently ended prior to such date multiplied by 5 plus (B) cash and cash equivalents at such date minus (C)
                ----                                            -----
Consolidated Total Debt at such date; provided that, for purposes of determining
                                      --------
"Fair Market Value" of the Company at any date, "Consolidated Total Debt" at such date shall include the average of the aggregate principal amount of the Working Capital Loans outstanding on the last day of each month during the twelve consecutive month period ended on or most recently prior to such date. Notwithstanding the foregoing, if, at any date of determination of the Fair Market Value of any Person, the common stock of such Person shall then be publicly traded, the Fair Market Value of such Person on such date for purposes of the foregoing clause (i) shall be the Market Price on such date multiplied by the number of shares of common stock of such Person outstanding at such date. Determination of the Fair Market Value of any Person per share of common stock of such Person shall be made without giving effect to any discount for (i) minority interest, (ii) any lack of liquidity of such common stock due to the fact that there may be no public market for such common stock, or (iii) the voting status of any class of such common stock and, without limiting the generality of the foregoing, the Fair Market Value per share of Common Stock shall be made without giving effect for any lack of liquidity of such Common Stock or for the fact that, other than Holdings, there are no holders of Common Stock.

        "Fiscal Year" has the meaning set forth in the Credit Agreement.

        "Fully Diluted Basis" means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis determined in accordance with generally accepted accounting principles as in effect from time to time.

        "Holder" has the meaning set forth in the first paragraph of this Warrant.

        "Holdings" has the meaning set forth in the second paragraph of this Warrant.


        "Holdings Common Stock" means the common stock, par value $0.01 per share, of Holdings.

        "Holdings Qualified IPO" means any sale of shares of Holdings Common Stock by and for the account of Holdings pursuant to an underwritten initial public offering registered under the Securities Act; provided that the proceeds
                                                     --------
to Holdings (net of underwriters' discount, fees and other expenses incurred by Holdings in connection therewith) from such sale of shares exceeds $10,000,000.

        "Holdings Trigger Event" means (i) a Holdings Qualified IPO at any time prior to a Qualified IPO, (ii) any proposed transfer by Security Capital (as defined in the Warrantholders Rights Agreement) or any Management Stockholder (as defined in the Warrantholders Rights Agreement) or any of their respective Affiliates (as defined in the Warrantholders Rights Agreement) of its shares of Holdings Common Stock or any portion thereof to any Person which requires delivery of a Transfer Notice (as defined in Section 2.4 of the Warrantholders Rights Agreement), (iii) any transfer of Holdings Common Stock pursuant to
Section 10.1 of the Common Stockholders' Agreement (as defined in the Credit Agreement) or (iv) a Redemption Transfer (as defined in Section 2.5(b)(i) of the Warrantholders Rights Agreement).

        "Mandatory Redemption Right" has the meaning set forth in Section
5.2(a).

        "Market Price" as at any date of determination means the average of the daily Closing Prices of a share of Common Stock for the shorter of (i) the 20 consecutive Business Days ending on the most recent Business Day prior to the Time of Determination and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution, grant or exercise in question through such most recent Business Day prior to the Time of Determination. "Time of Determination" means the time and date of the earliest of (x) the determination of the stockholders entitled to receive such issuance, sale, distribution or grant,
(y) the determination of the Holders or the Company to exercise their respective rights set forth in Sections 5.2(a) or 5.3 hereof and (z) the commencement of "ex-dividend" trading in respect thereof.

        "NASD" means The National Association of Securities Dealers, Inc.

        "NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

        "NationsCredit" has the meaning set forth in the second paragraph of this Warrant.

        "Non-Voting Common Stock" has the meaning set forth in the first paragraph of this Warrant, subject to change pursuant to Article IV.

        "Optional Redemption Price" means, as of any date of determination, a price for each share of Non-Voting Common Stock issuable upon exercise of the Warrants equal to 110% of the Redemption Price, determined as of such date.

        "Options" has the meaning set forth in Section 4.3(b).

        "Person" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

        "Qualified IPO" means any sale of shares of Common Stock by and for the account of the Company pursuant to an underwritten initial public offering registered under the Securities Act; provided that the proceeds to the Company
                                     --------
(net of underwriters' discount, fees and other expenses incurred by the Company in connection therewith) from such sale of shares exceeds $10,000,000.

        "Redemption Due Date" has the meaning set forth in Section 5.2(a) hereof.

        "Redemption Price" means, as of any date of determination, a price for each share of Non-Voting Common Stock issuable upon exercise of the Warrants equal to the excess of (a)(i) the Fair Market Value of the Company plus the aggregate Exercise Price of all Warrants either being redeemed or then outstanding and not being redeemed divided by (ii) the number of shares of Common Stock outstanding on a Fully Diluted Basis over (b) the Exercise Price then in effect.

        "Redemption Transfer" has the meaning set forth in the Warrantholders Rights Agreement.

        "Refinancing Notice" has the meaning set forth in Section 5.5 hereof.

        "Regulation Y Holder" means the Holder or a holder of Warrant Shares, if such Holder or holder of Warrant Shares has identified itself to the Company as a bank holding company within the meaning of the BHC Act or a subsidiary thereof subject to Regulation Y under the BHC Act. The Company acknowledges that NationsCredit has identified itself to the Company as a "Regulation Y Holder".

        "Required Interest" has the meaning set forth in Section 3.3(a).

        "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations of the Securities and Exchange Commission thereunder.

        "Special Dividend" has the meaning set forth in Section 4.4.

        "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company and "Subsidiaries" means all Subsidiaries of the Company.

        "Trigger Redemption Price" means, as of any date of determination, an amount equal to (i) the Trigger Fair Market Value Per Share times (ii) the
                                                            -----
product of (A) a fraction, the numerator of which shall be the number of shares of Common Stock for which this Warrant is exercisable at such date (after giving effect to any adjustments pursuant to Article IV) or, if such determination is being made with respect to any redemption of the Warrants in part, the number of shares with respect to which this Warrant is being redeemed and the denominator of which shall be the number of shares of Common Stock outstanding at such time (calculated on a Fully Diluted Basis) times (B) the number of shares of Holdings Common Stock outstanding at such date (calculated on a Fully Diluted Basis).

        "Trigger Fair Market Value Per Share" means (i) in the case of any Holdings Trigger Event described in clause (i) or (ii) or (iv) of the definition thereof, the highest consideration per share (if any) received by Holdings or any stockholder of Holdings from the sale, exchange, transfer or other disposition by it of Holdings Common Stock in connection with such Holdings Trigger Event and (ii) in the case of any Holdings Trigger Event described in clause (iii) of the definition thereof, the highest consideration per share of Holdings Common Stock that would be received by any stockholder of Holdings upon the disposition of all or substantially all of the Holdings Common Stock or the assets of Holdings (determined by reference to all of the consideration received by the stockholders of Holdings (as stockholders) for that portion actually disposed of in connection with such Holdings Trigger Event, or which would be received if all of the consideration received by Holdings in connection with such Holdings Trigger Event were distributed to the stockholders of Holdings), in each case net of underwriting commissions and other costs and expenses incurred in connection with any such Holdings Trigger Event and, if such Holdings Trigger Event constitutes a sale or other transfer of assets, any taxes payable with respect to such sale.

        "Trigger Notice" has the meaning set forth in Section 5.5.

        "Voting Common Stock" means the Class A common stock, par value $0.01 per share, of the Company.

        "Warrant Agency" has the meaning set forth in Section 2.1.

        "Warrant Shares" means the shares of Non-Voting Common Stock issuable upon the exercise of the Warrants.

        "Warrantholder" means a holder of a Warrant.

        "Warrantholders Rights Agreement" has the meaning set forth in Section 3.1.

        "Warrants" has the meaning set forth in the second paragraph of this Warrant.

        All references herein to "days" shall mean calendar days unless otherwise specified.


                                   ARTICLE VII

                                  MISCELLANEOUS


        7.1.  Notices.  Notices and other communications provided for herein
              -------
shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder.

        7.2.  Waivers; Amendments.  No failure or delay of the Holder in
              -------------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case shall entitle the Company to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the holders of Warrants entitling such holders to purchase a majority of the Non-Voting Common Stock subject to purchase upon exercise of such Warrants at the time outstanding (exclusive of Warrants then owned by the Company or any Subsidiary or Affiliate (as defined in the Credit Agreement) thereof); provided, however, that no such amendment,
                                --------  -------
modification or waiver shall, without the written consent of the holders of all Warrants at the time outstanding, (a) change the number of shares of Non-Voting Common Stock subject to purchase upon exercise of this Warrant, the Exercise Price or provisions for payment thereof or (b) amend, modify or waive the provisions of this Section or Article III or IV or Section 1.5, 5.2, 5.3 or 5.5. The provisions of the Credit Agreement and the Warrantholders Rights Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

        Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Credit Agreement or the Warrantholders Rights Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon the Company. In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.


        7.3.  GOVERNING LAW.  THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH
              -------------
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

        7.4.  Transfer; Covenants to Bind Successor and Assigns.  All covenants,
              -------------------------------------------------
stipulations, promises and agreements in this Warrant contained by or on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person in accordance with Section 2.3 hereof and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.

        7.5.  Severability.  In case any one or more of the provisions contained
              ------------
in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        7.6.  Section Headings.  The section headings used herein are for
              ----------------
convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

        7.7.  Tax Basis.  The Company and the Holder agree pursuant to Proposed
              ---------
Treasury Regulation Section 1.1273-2 that, for Federal income tax purposes, the aggregate issue price of the Tranche B Loans (as defined in the Credit Agreement) and the aggregate purchase price for the Warrants are those set forth in Section 3.05 of the Credit Agreement. Neither the Company nor the Holder hereof shall voluntarily take any action inconsistent with the agreement set forth in this
Section 7.7.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

                            POSSIBLE DREAMS, LTD.


                            By:  /s/ Philip L. Fitting
                                 _______________________
                                 Name: Philip L. Fitting
                                 Title: Chairman

[Corporate Seal]

Attest:

/s/ Douglas G. Gray
_______________________
Name: Douglas G. Gray
Title:











































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